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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61940 and 333-66982 on Form S-3 and Registration Statement Nos. 333-43334, 333-53970, 333-54932, 333-105215 and 333-124777 on Form S-8 of our report dated March 5, 2008, relating to the consolidated financial statements of Sonus Networks, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, effective January 1, 2007, and the adoption of Statement of Financial Accounting Standards No. 123(R) Share-Based Payment, effective January 1, 2006, as discussed in Note 2), and of our report dated March 5, 2008 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of Sonus Networks, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 5, 2008

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  EXHIBIT 23.1